SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 29, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition or Disposition of Assets

        On July 29, 2004, the Company acquired all of the capital stock of Interface Group Holding Company Inc. (Interface Holding) from the Principal Stockholder in exchange for the issuance to the Principal Stockholder of 220,370 additional shares of LVSI’s common stock. Interface Holding indirectly owns the Expo Center and holds the $252.6 million Redeemable Preferred Interest in Venetian Casino Resort, LLC.

Item 9.01. Financial Statements and Exhibits.

        (a) Financial Statements of Business Acquired

The audited consolidated financial statements of Interface Holding for the year ended December 31, 2003, the report of independent auditors related thereto, and the unaudited consolidated financial statements as of June 30, 2004, and for the six months ended June 30, 2003 and 2004, are set forth in exhibit 99.1.

        (b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of Las Vegas Sands, Inc. (“LVSI”) as of June 30, 2004, for the years ended December 31, 2001, 2002, 2003, and for the six months ended June 30, 2003 and 2004, which give effect to LVSI’s acquisition of Interface Holding, are attached as Exhibit 99.2.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

        Dated: October 12, 2004

LAS VEGAS SANDS, INC. By: /s/Scott Henry —————————————— Name: Scott Henry Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Audited consolidated financial statements of Interface Holding for the year ended December 31, 2003, the report of independent auditors related thereto and the unaudited consolidated condensed financial statements as of June 30, 2004, and for the six months ended June 30, 2003 and 2004.

99.2	Unaudited pro forma condensed combined financial statements of LVSI as of June 30, 2004, for the years ended December 31, 2001, 2002, 2003, and for the six months ended June 30, 2003 and 2004.